                                                                    EXHIBIT 21
                         SUBSIDIARIES OF THE COMPANY

A. As of December 31, 2002 the following are subsidiaries more than 50% owned (included in the consolidated financial statements):

                                                Jurisdiction of     Percentage
        Name                                    Incorporation         Owned
-------------------------                       ---------------     -----------
Trans-Lux Canada Ltd.                           Canada                  100%
Trans-Lux Castle Rock Corporation (2)           Colorado                100
Trans-Lux Cinema Consulting Corporation (4)     California              100
Trans-Lux Cocteau Corporation (6)               New Mexico              100
Trans-Lux Colorado Corporation (6)              Colorado                100
Trans-Lux Desert Sky Corporation (6)            Arizona                 100
Trans-Lux Display Corporation                   Delaware                100
Trans-Lux Dreamcatcher Corporation (6)          New Mexico              100
Trans-Lux Durango Corporation (5)               Colorado                100
Trans-Lux Experience Corporation                New York                100
Trans-Lux Four Corners Corporation (5)          New Mexico              100
Trans-Lux FSC Corporation (3)                   Barbados                100
Trans-Lux High Five Corporation (6)             Colorado                100
Trans-Lux Holding Corporation                   Connecticut             100
Trans-Lux Investment Corporation                Delaware                100
Trans-Lux Laramie Corporation (6)               Wyoming                 100
Trans-Lux Loma Corporation (6)                  New Mexico              100
Trans-Lux Los Lunas Corporation (5)             New Mexico              100
Trans-Lux Loveland Corporation (6)              Colorado                100
Trans-Lux Midwest Corporation                   Iowa                    100
Trans-Lux Montezuma Corporation (5)             New Mexico              100
Trans-Lux Movie Operations Corporation (4)      Texas                   100
Trans-Lux Multimedia Corporation                New York                100
Trans-Lux New Mexico Corporation (6)            New Mexico              100
Trans-Lux Pennsylvania Corporation (2)          Pennsylvania            100
Trans-Lux Pty Limited                           Australia               100
Trans-Lux Real Estate Corporation (4)           Texas                   100
Trans-Lux Seaport Corporation                   New York                100
Trans-Lux Service Corporation                   New York                100
Trans-Lux Skyline Corporation (6)               Colorado                100
Trans-Lux Southwest Corporation (6)             New Mexico              100
Trans-Lux Starlight Corporation (6)             New Mexico              100
Trans-Lux Storyteller Corporation (6)           New Mexico              100
Trans-Lux Summit Corporation (5)                Colorado                100
Trans-Lux Syndicated Programs Corporation       New York                100
Trans-Lux Taos Corporation (5)                  New Mexico              100
Trans-Lux Theatres Corporation (1)              Texas                   100
Trans-Lux Valley Corporation (5)                Arizona                 100
Trans-Lux West Corporation                      Utah                    100
Trans-Lux Wyoming Corporation (5)               Wyoming                 100

(1)   Wholly-owned subsidiary of Trans-Lux Investment Corporation.
(2)   Wholly-owned subsidiary of Trans-Lux Theatres Corporation.
(3)   Wholly-owned subsidiary of Trans-Lux Syndicated Programs Corporation.
(4)   Wholly-owned subsidiary of Trans-Lux Holding Corporation.
(5)   Wholly-owned subsidiary of Trans-Lux Real Estate Corporation
(6)   Wholly-owned subsidiary of Trans-Lux Movie Operations Corporation

B. Other entities (accounted for in the consolidated financial statements under the equity method):

      MetroLux Theatres - A joint venture partnership in which Trans-Lux Loveland Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venture. Metro Colorado Corporation owns the remaining 50% of the joint venture and is unrelated to the Registrant.